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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------


       Date of Report (Date of earliest event reported): January 28, 2008


                               AMERICASBANK CORP.
                               ------------------
               (Exact name of registrant as specified in charter)


   Maryland                         000-22925                 52-2090433
   --------                         ---------                 ----------
(State or other                    (Commission               (IRS Employer
jurisdiction of                    File Number)             Identification No.)
incorporation)

                      500 YORK ROAD, TOWSON, MARYLAND 21204
                      -------------------------------------
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (410) 823-0500
                                                           --------------

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01       OTHER EVENTS
                ------------

         In connection with the preparation of its fourth quarter financial statements, AmericasBank Corp. (the "Company"), issued a press release announcing that it expects to record a provision for loan and lease losses of approximately $2.9 million for the fourth quarter 2007. The provision includes approximately $1.4 million related to the partial write-down of five loans, including $922,000 on three residential construction loans to a related group of borrowers where the Company has uncovered evidence of possible fraud by outside parties against the Bank.

         The press release, attached hereto as Exhibit 99.1, is incorporated herein by reference.

ITEM 9.01       FINANCIAL STATEMENTS AND OTHER EXHIBITS
                ---------------------------------------

         (a)      Financial Statements of Businesses Acquired:  Not applicable

         (b)      Pro Forma Financial Information:  Not applicable

         (c)      Shell Company Transactions: Not applicable

         (d)      Exhibits

                  Number            Description
                  ------            -----------

                  Exhibit 99.1      Press Release dated January 28, 2008


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              AMERICASBANK CORP.


                                              /s/ A. Gary Rever
                                              ----------------------------------
                                              A. Gary Rever
                                              Executive Vice President and Chief
                                              Financial Officer


Date: January 30, 2008